[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE GROWTH AND INCOME FUND

10f-3 TRANSACTIONS FOR THE PERIOD NOVEMBER 1, 1996 THROUGH OCTOBER 31, 1997
                                                                         Total
                                                              Shares     Shares    % of Issue                Shares
                          Date     Shares   % of FundPrice perPurchased bIssued    Purchased                 Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)     By Group   Broker(s)      10/31/97
Essex Property Trust      12/18/96 500      0.000%   $27.75   5,000      2,450     0.204082%  Merrill Lynch  10,900
Kilroy Realty Corp        01/28/97 2,000    0.000%   $23.00   25,600     12,500    0.204800%  Prudential Sec.0
Beacon Properties         04/10/97 400      0.001%   $32.13   26,800     7,000     0.382857%  Merrill Lynch  9,800
Crescent Real Estate      04/22/97 100      0.001%   $25.38   17,000     21,000    0.080952%  Merrill Lynch  9,400
CCA Prison Realty Trust   07/15/97 300      0.001%   $21.00   46,000     18,500,0000.000249%  Radford J.C. & 0
Equity Office Property Tru07/07/97 1,300    0.004%   $21.00   85,900     25,000,0000.000344%  Lehman Bros Inc0
SL Green Realty Corp      08/15/97 1,900    0.005%   $21.00   284,800    10,100,0000.002820%  Lehman Bros Inc12,600
Pan Pacific Retail Propert08/07/97 4,000    0.006%   $19.50   157,600    7,000,000 0.002251%  Prudential Sec.14,700
Pan Pacific Retail Propert08/07/97 500      0.001%   $19.50   157,600    7,000,000 0.002251%  Nesbit Burns In14,700
Highwood Properties Inc   09/25/97 1,000    0.003%   $35.00   59,000     7,500,000 0.000787%  Merrill Lynch  8,500
Sunstone Hotel Invs Inc   10/08/97 4,700    0.006%   $17.25   194,000    9,000,000 0.002156%  Merrill Lynch  4,700
Spieker Properties Inc    10/29/97 200      0.001%   $38.88   325,600    10,000,0000.003256%  Goldman Sachs  7,200
Cali Realty Corp          10/09/97 5,200    0.014%   $39.81   211,000    13,000,0000.001623%  Prudential Sec.5,600
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1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Alliance Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.